                                                                               .
                                                                               .
                                                                               .

                                                                     Exhibit 2.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                                             :
                                                   :    CHAPTER 11
ONCO INVESTMENT COMPANY,                           :
A DELAWARE CORPORATION, et al.,                    :    JOINTLY ADMINISTERED
                                                   :    CASE NO. 04-10558 (JBR)
                                                   :
                     DEBTORS.                      :
                                                   :    JOINT PLAN OF REORGANIZATION OF DEBTORS
                                                   :    AND DEBTORS IN POSSESSION
                                                        --------------------------------------------------
                                                        DANIEL J. DEFRANCESCHI (DE 2732)
                                                        PAUL N. HEATH (DE 3704)
                                                        RICHARDS, LAYTON & FINGER, P.A.
                                                        ONE RODNEY SQUARE
                                                        P.O. BOX 551
                                                        WILMINGTON, DELAWARE 19899
                                                        (302) 651-7700 (TELEPHONE)
                                                        (302) 658-6548 (FACSIMILE)
                                                                -AND-
                                                        DAVID G. HEIMAN (OH 0038271)
                                                        HEATHER LENNOX (OH 0059649)
                                                        CARL E. BLACK (OH 0069479)
                                                        JONES DAY
                                                        NORTH POINT
                                                        901 LAKESIDE AVENUE
                                                        CLEVELAND, OHIO 44114
                                                        (216) 586-3939 (TELEPHONE)
                                                        (216) 579-0212 (FACSIMILE)
                                                                -AND-
                                                        MICHELLE MORGAN HARNER (IL 6276282)
                                                        JONES DAY
                                                        77 W. WACKER DRIVE
                                                        CHICAGO, ILLINOIS 60601
                                                        (312) 782-3939 (TELEPHONE)
                                                        (312) 782-8585 (FACSIMILE)
                                                        ATTORNEYS FOR DEBTORS
                                                        AND DEBTORS IN POSSESSION

April 27, 2004

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I      DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF
               TIME........................................................     1
  A.           Defined Terms...............................................     1
               1.    "Ad Hoc Noteholders' Committee".......................     1
               2.    "Administrative Claim"................................     1
               3.    "Administrative Trade Claim"..........................     1
               4.    "Allowed Claim".......................................     1
               5.    "Allowed ... Claim" or "Allowed ... Interest".........     2
               6.    "Allowed Interest"....................................     2
               7.    "Ballot"..............................................     2
               8.    "Bankruptcy Code".....................................     2
               9.    "Bankruptcy Court"....................................     2
               10.   "Bankruptcy Rules"....................................     2
               11.   "Business Day"........................................     2
               12.   "Cash"................................................     2
               13.   "Chapter 11 Cases"....................................     2
               14.   "Claim"...............................................     2
               15.   "Claims Objection Bar Date"...........................     2
               16.   "Class"...............................................     2
               17.   "Confirmation"........................................     2
               18.   "Confirmation Date"...................................     2
               19.   "Confirmation Facility"...............................     2
               20.   "Confirmation Facility Agent".........................     2
               21.   "Confirmation Hearing"................................     2
               22.   "Confirmation Order"..................................     2
               23.   "Creditors' Committee"................................     3
               24.   "Cure Amount Claim"...................................     3
               25.   "Debtors".............................................     3
               26.   "Derivative Claim"....................................     3
               27.   "Disbursing Agent"....................................     3
               28.   "Disclosure Statement"................................     3
               29.   "Disputed Claim"......................................     3
               30.   "Distribution Record Date"............................     3
               31.   "Document Website"....................................     3
               32.   "Effective Date"......................................     3
               33.   "ERISA"...............................................     3
               34.   "Estate"..............................................     3
               35.   "Executory Contract and Unexpired Lease"..............     3
               36.   "Fee Claim"...........................................     4
               37.   "Fee Order"...........................................     4
               38.   "File," "Filed" or "Filing"...........................     4
               39.   "Final Order".........................................     4
               40.   "First DIP Credit Agreement"..........................     4

                               TABLE OF CONTENTS
                                  (continued)

                                                                              PAGE
                                                                              ----
               41.   "First DIP Lender Claims".............................     4
               42.   "First DIP Lenders"...................................     4
               43.   "First Final DIP Order"...............................     4
               44.   "General Unsecured Claim".............................     4
               45.   "Indenture Trustee"...................................     4
               46.   "Insured Claim".......................................     4
               47.   "Intercompany Claim"..................................     4
               48.   "Interest"............................................     4
               49.   "Liabilities".........................................     5
               50.   "Management Incentive Plan"...........................     5
               51.   "Management Stock Plan"...............................     5
               52.   "MLO Claim"...........................................     5
               53.   "New Common Stock"....................................     5
               54.   "New Equity Investors"................................     5
               55.   "New Equity Investment"...............................     5
               56.   "New Preferred Stock".................................     5
               57.   "New Stockholders' Agreement".........................     5
               58.   "New Warrants"........................................     5
               59.   "Oglebay".............................................     5
               60.   "Old Common Stock"....................................     5
               61.   "Old Senior Secured Note Claim".......................     5
               62.   "Old Senior Secured Notes"............................     5
               63.   "Old Senior Secured Notes Purchase Agreement".........     5
               64.   "Old Senior Subordinated Note Claim"..................     6
               65.   "Old Senior Subordinated Note Fee Claims".............     6
               66.   "Old Senior Subordinated Note Indenture"..............     6
               67.   "Old Senior Subordinated Note Professionals"..........     6
               68.   "Old Senior Subordinated Notes".......................     6
               69.   "ON Marine Services Co."..............................     6
               70.   "ON Marine Services LLC"..............................     6
               71.   "Ordinary Course Professionals Order".................     6
               72.   "Other Secured Claim".................................     6
               73.   "PBGC"................................................     6
               74.   "Petition Date".......................................     6
               75.   "Plan"................................................     6
               76.   "Prepetition Bank Loan Claim".........................     6
               77.   "Prepetition Credit Facility".........................     6
               78.   "Prepetition Credit Facility Agent"...................     6
               79.   "Prepetition Credit Facility Claim"...................     6
               80.   "Prepetition Lenders".................................     6
               81.   "Prepetition Term Loan Agreement".....................     7
               82.   "Prepetition Term Loan Agreement Agent"...............     7

                               TABLE OF CONTENTS
                                  (continued)

                                                                              PAGE
                                                                              ----
               83.   "Prepetition Term Loan Claim".........................     7
               84.   "Priority Claim"......................................     7
               85.   "Priority Tax Claim"..................................     7
               86.   "Professional"........................................     7
               87.   "Pro Rata"............................................     7
               88.   "Quarterly Distribution Date".........................     7
               89.   "Real Property Executory Contract and Unexpired
               Lease"......................................................     7
               90.   "Recovery Actions"....................................     7
               91.   "Registration Statement"..............................     7
               92.   "Reinstated" or "Reinstatement".......................     7
               93.   "Released Parties"....................................     8
               94.   "Reorganized ...".....................................     8
               95.   "Representatives".....................................     8
               96.   "Restructuring Transactions"..........................     8
               97.   "Schedules"...........................................     8
               98.   "Second DIP Credit Agreement".........................     8
               99.   "Second DIP Lender Claims"............................     8
               100.  "Second DIP Lenders"..................................     8
               101.  "Secondary Liability Claim"...........................     8
               102.  "Secured Claim".......................................     9
               103.  "Stipulation of Amount and Nature of Claim"...........     9
               104.  "Subsidiary Debtor"...................................     9
               105.  "Subsidiary Debtor Equity Interests"..................     9
               106.  "Tax".................................................     9
               107.  "Third Party Disbursing Agent"........................     9
               108.  "Tort Claim"..........................................     9
               109.  "Trade Claim".........................................     9
               110.  "Vessel Term Loan Agreement"..........................     9
               111.  "Vessel Term Loan Bank"...............................     9
               112.  "Vessel Term Loan Claim"..............................     9
               113.  "Voting Deadline".....................................     9
  B.           Rules of Interpretation and Computation of Time.............    10
               1.    Rules of Interpretation...............................    10
               2.    Computation of Time...................................    10
ARTICLE II.    CLASSES OF CLAIMS AND INTERESTS.............................    10
  A.           Unimpaired Classes of Claims and Interests..................    10
               1.    Class 1 (Priority Claims).............................    10
               2.    Class 2 (Vessel Term Loan Claims).....................    10
               3.    Class 3 (Old Senior Secured Note Claims)..............    10
               4.    Class 4 (Other Secured Claims)........................    10
               5.    Class 5 (General Unsecured Claims)....................    10
               6.    Class 8 (Subsidiary Debtor Equity Interests)..........    10

                               TABLE OF CONTENTS
                                  (continued)

                                                                              PAGE
                                                                              ----
  B.           Impaired Classes of Claims and Interests....................    11
               1.    Class 6 (Old Senior Subordinated Note Claims).........    11
               2.    Class 7 (Intercompany Claims).........................    11
               3.    Class 9 (Old Common Stock of Oglebay).................    11
ARTICLE III.   TREATMENT OF CLAIMS AND INTERESTS...........................    11
  A.           Unclassified Claims.........................................    11
               1.    Payment of Administrative Claims......................    11
               2.    Payment of Priority Tax Claims........................    13
  B.           Unimpaired Classes of Claims and Interests..................    13
               1.    Class 1 Claims (Unsecured Priority Claims)............    13
               2.    Class 2 Claims (Vessel Term Loan Claims)..............    13
               3.    Class 3 Claims (Old Senior Secured Note Claims).......    13
               4.    Class 4 Claims (Other Secured Claims).................    14
               5.    Class 5 Claims (General Unsecured Claims).............    14
               6.    Class 8 (Subsidiary Debtor Equity Interests)..........    14
  C.           Impaired Classes of Claims and Interests....................    14
               1.    Class 6 Claims (Old Senior Subordinated Note
               Claims).....................................................    14
               2.    Class 7 Claims (Intercompany Claims)..................    14
               3.    Class 9 Interests (Old Common Stock of Oglebay).......    14
  D.           Special Provisions Regarding the Treatment of Allowed
               Secondary Liability Claims; Maximum Recovery................    14
ARTICLE IV.    MEANS FOR IMPLEMENTATION OF THE PLAN........................    15
  A.           Continued Corporate Existence and Vesting of Assets in the
               Reorganized Debtors.........................................    15
  B.           Restructuring Transactions..................................    15
               1.    Restructuring Transactions Generally..................    15
               2.    Obligations of Any Successor Corporation in a
                     Restructuring Transaction.............................    16
  C.           Corporate Governance, Directors and Officers,
               Employment-Related Agreements and Compensation Programs.....    16
               1.    Certificates of Incorporation and Bylaws..............    16
               2.    Directors and Officers of the Reorganized Debtors.....    16
               3.    Employment, Retirement and Other Related Agreements
               and Management Stock Programs; Retiree Benefits; Workers'
                     Compensation Programs.................................    16
               4.    Corporate Action......................................    17
  D.           Confirmation Facility; New Equity Investment; Obtaining Cash
               for Plan Distributions......................................    17
               1.    Confirmation Facility.................................    17
               2.    New Equity Investment.................................    17
               3.    Cash for Plan Distributions...........................    17

                               TABLE OF CONTENTS
                                  (continued)

                                                                              PAGE
                                                                              ----
  E.           Preservation of Rights of Action; Settlement Agreements and
               Releases....................................................    18
               1.    Preservation of Rights of Action by the Debtors and
               the Reorganized Debtors; Recovery Actions...................    18
               2.    Comprehensive Settlement of Claims and
               Controversies...............................................    18
               3.    Releases..............................................    18
  F.           Special Provisions Regarding Insured Claims.................    19
               1.    Limitations on Amounts to Be Distributed to Holders of
               Allowed Claims..............................................    19
               2.    Reinstatement and Continuation of Insurance
               Policies....................................................    19
  G.           Cancellation and Surrender of Instruments, Securities and
               Other Documentation.........................................    19
               1.    Prepetition Secured Debt..............................    19
               2.    Old Senior Subordinated Notes.........................    19
               3.    Old Common Stock......................................    20
  H.           Release of Liens............................................    20
  I.           New Stockholders' Agreement.................................    20
  J.           Effectuating Documents; Further Transactions; Exemption from
               Certain Transfer Taxes......................................    20
ARTICLE V.     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......    21
  A.           Executory Contracts and Unexpired Leases to Be Assumed......    21
               1.    Assumption Generally..................................    21
               2.    Real Property Executory Contracts and Unexpired
               Leases......................................................    21
               3.    Approval of Assumptions and Assignments; Assignments
               Related to Restructuring Transactions.......................    21
  B.           Payments Related to the Assumption of Executory Contracts
               and Unexpired Leases........................................    21
  C.           Contracts and Leases Entered Into After the Petition Date...    22
  D.           Rejection of Executory Contracts and Unexpired Leases.......    22
  E.           Bar Date for Rejection Damages..............................    22
  F.           Obligations to Indemnify Directors, Officers and
               Employees...................................................    22
ARTICLE VI.    PROVISIONS GOVERNING DISTRIBUTIONS..........................    22
  A.           Distributions for Claims and Interests Allowed as of the
               Effective Date..............................................    22
  B.           Method of Distributions to Holders of Claims and
               Interests...................................................    23
  C.           Compensation and Reimbursement for Services Related to
               Distributions...............................................    23
  D.           Delivery of Distributions and Undeliverable or Unclaimed
               Distributions...............................................    23
               1.    Delivery of Distributions.............................    23
               2.    Undeliverable Distributions Held by Disbursing
               Agents......................................................    24
  E.           Timing and Calculation of Amounts to Be Distributed.........    24
               1.    Allowed Claims........................................    24
               2.    Distributions of New Common Stock and New
               Warrants -- No Fractional Shares; Rounding..................    24
               3.    De Minimis Distributions..............................    25
  F.           Distribution Record Date....................................    25

                               TABLE OF CONTENTS
                                  (continued)

                                                                              PAGE
                                                                              ----
  G.           Means of Cash Payments......................................    25
  H.           Establishment of Reserves...................................    25
  I.           Surrender of Canceled Instruments or Securities.............    25
               1.    Tender of Old Senior Secured Notes and Old Senior
               Subordinated Notes..........................................    25
               2.    Lost, Stolen, Mutilated or Destroyed Old Senior
               Secured Notes or Old Senior Subordinated Notes..............    25
               3.    Failure to Surrender Old Senior Secured Notes or Old
               Senior Subordinated Notes...................................    26
               4.    Tender of Old Common Stock of Oglebay.................    26
               5.    Lost, Stolen, Mutilated or Destroyed Old Common Stock
               of Oglebay..................................................    26
               6.    Failure to Surrender Old Common Stock of Oglebay......    26
  J.           Compliance with Tax Requirements............................    26
  K.           Setoffs.....................................................    27
ARTICLE VII.   PROCEDURES FOR RESOLVING DISPUTED CLAIMS....................    27
  A.           Treatment of Disputed Claims................................    27
               1.    General Process.......................................    27
               2.    Tort Claims...........................................    27
               3.    Disputed Insured Claims...............................    27
               4.    No Distributions Pending Allowance....................    27
  B.           Prosecution of Objections to Claims.........................    27
               1.    Objections to Claims..................................    27
               2.    Authority to Prosecute Objections.....................    28
               3.    Authority to Amend Schedules..........................    28
  C.           Distributions on Account of Disputed Claims Once Allowed....    28
ARTICLE VIII.  SUBSTANTIVE CONSOLIDATION OF THE DEBTORS....................    28
  A.           Substantive Consolidation...................................    28
  B.           Order Granting Substantive Consolidation....................    28
ARTICLE IX.    CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE
               PLAN........................................................    29
  A.           Conditions to Confirmation..................................    29
  B.           Conditions to the Effective Date............................    29
  C.           Waiver of Conditions to the Confirmation or Effective
               Date........................................................    29
  D.           Effect of Nonoccurrence of Conditions to the Effective
               Date........................................................    30
ARTICLE X.     CRAMDOWN....................................................    30
ARTICLE XI.    DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION
               RIGHTS......................................................    30
  A.           Discharge of Claims and Termination of Interests............    30
               1.     Complete Satisfaction, Discharge and Release.........    30
               2.     Discharge and Termination............................    30

                               TABLE OF CONTENTS
                                  (continued)

                                                                              PAGE
                                                                              ----
  B.           Injunctions.................................................    31
               1.     Claims Enjoined......................................    31
               2.     Enforcement Enjoined.................................    31
               3.     Consent to Injunction................................    31
  C.           Termination of Subordination Rights and Settlement of
               Related Claims and
               Controversies...............................................    31
               1.     Termination..........................................    31
               2.     Settlement...........................................    32
               3.     Preservation of Subordination under Section 510(b)...    32
ARTICLE XII.   RETENTION OF JURISDICTION...................................    32
ARTICLE XIII.  MISCELLANEOUS PROVISIONS....................................    33
  A.           Dissolution of Committee....................................    33
  B.           Limitation of Liability.....................................    33
  C.           Modification of the Plan....................................    34
  D.           Revocation of the Plan......................................    34
  E.           Severability of Plan Provisions.............................    34
  F.           Successors and Assigns......................................    34
  G.           Service of Documents........................................    34
               1.    The Debtors and the Reorganized Debtors...............    34
               2.    The Ad Hoc Noteholders' Committee.....................    35
               3.    The Second DIP Facility Agent.........................    35
               4.    The Creditors' Committee..............................    36

                              TABLE OF EXHIBITS(1)

Exhibit I.A.19     Principal Terms of the Confirmation Facility
Exhibit I.A.25     Debtors in the Chapter 11 Cases
Exhibit I.A.50     Management Incentive Plan
Exhibit I.A.51     Management Stock Plan
Exhibit I.A.57     New Stockholders' Agreement
Exhibit I.A.58     Principal Terms of New Warrants
Exhibit IV.C.1.a   Certificate of Incorporation (or Comparable Constituent
                   Documents) of Reorganized
                   Oglebay and Each Reorganized Subsidiary Debtor
Exhibit IV.C.1.b   Bylaws (or Comparable Constituent Documents) of Reorganized
                   Oglebay and Each
                   Reorganized Subsidiary Debtor
Exhibit IV.C.2     Initial Directors and Officers of Reorganized Oglebay and
                   Each
                   Reorganized Subsidiary Debtor
Exhibit IV.C.3.a   Principal Terms of Management Employment Agreements

---------------
(1) To be Filed no later than ten days before the deadline to object to Confirmation of the Plan. All Exhibits will be made available on the Document Website once they are Filed. The Debtors reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are Filed and shall promptly make such changes available on the Document Website.

                                  INTRODUCTION

     ONCO Investment Company, a Delaware corporation, and the other above-captioned debtors and debtors in possession (collectively, the "Debtors") propose the following joint plan of reorganization (the "Plan") for the resolution of the outstanding claims against and equity interests in the Debtors. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. sec. 1129. Reference is made to the Debtors' disclosure statement, distributed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, business, results of operations, historical financial information, projections and properties, and for a summary and analysis of the Plan. There also are other agreements and documents, which will be Filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review. This Plan constitutes the agreement among the Debtors, the Creditors' Committee (as such term is defined below), certain holders of Old Senior Subordinated Notes (as such term is defined below) and the Second DIP Lenders (as such term is defined below) regarding the settlement of claims against the Debtors' estates.

                                   ARTICLE I.

                     DEFINED TERMS, RULES OF INTERPRETATION
                            AND COMPUTATION OF TIME

A.  DEFINED TERMS

     As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules (as each such term is defined below), will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

     1. "Ad Hoc Noteholders' Committee" means the unofficial committee of holders of a majority of principal amount of the Old Senior Secured Notes.

     2. "Administrative Claim" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises); (b) Claims under the Second DIP Credit Agreement (including any adequate protection rights granted in connection with the approval thereof by the Bankruptcy Court); (c) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; (d) Claims for reclamation allowed in accordance with section 546(c)(2) of the Bankruptcy Code and Section 2-702 of the Uniform Commercial Code; (e) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. sec.sec. 1911-1930; and
(f) all postpetition Intercompany Claims.

     3. "Administrative Trade Claim" means an Administrative Claim (other than a Tort Claim) arising from or with respect to the sale of goods or provision of services on or after the Petition Date in the ordinary course of the applicable Debtor's business, including Administrative Claims of employees for ordinary course wages, expense reimbursement and health and welfare benefits.

     4. "Allowed Claim" means:

          a) a Claim that (i) is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated and (ii) is not otherwise a Disputed Claim;

          b) a Claim (i) as to which no objection to allowance has been interposed on or before the Claims Objection Bar Date or such other applicable period of limitation fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to such Claims and (ii) that is not otherwise a Disputed Claim; or

          c) a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Reorganized Debtor and Claim holder on or after the Effective Date; (ii) in any contract, instrument or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court; (iii) pursuant to a Final Order; or (iv) pursuant to the terms of the Plan.

     5. "Allowed ... Claim" or "Allowed ... Interest" means an Allowed Claim or Allowed Interest, as the case may be, in the particular Class or category specified.

     6. "Allowed Interest" means an Interest registered in the stock register, membership interest register or any similar register or schedule maintained by or on behalf of a Debtor as of the Distribution Record Date and not timely objected to or that is allowed by a Final Order.

     7. "Ballot" means the form or forms distributed to each holder of an impaired Claim or Interest entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan or any election for treatment of such Claim or Interest under the Plan.

     8. "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. sec.sec. 101-1330, as now in effect or hereafter amended.

     9. "Bankruptcy Court" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. sec. 157, the bankruptcy unit of such District Court.

     10. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

     11. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     12. "Cash" means legal tender of the United States of America and equivalents thereof.

     13. "Chapter 11 Cases" means the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors in the Bankruptcy Court.

     14. "Claim" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

     15. "Claims Objection Bar Date" means, for all Claims, other than those Claims allowed in accordance with Section I.A.4.c, the latest of: (a) 120 days after the Effective Date; (b) 90 days after the Filing of a proof of Claim for such Claim; and (c) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to such Claim.

     16. "Class" means a class of Claims or Interests, as described in Article
II.

     17. "Confirmation" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

     18. "Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     19. "Confirmation Facility" means a senior secured credit facility in the principal amount of $305 million that will be entered into by the Reorganized Debtors, the Confirmation Facility Agent and the other financial institutions party thereto on the Effective Date on substantially the terms set forth on
Exhibit I.A.19.

     20. "Confirmation Facility Agent" means the agent under the Confirmation Facility.

     21. "Confirmation Hearing" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

     22. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     23. "Creditors' Committee" means the statutory official committee of unsecured creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as such committee may be reconstituted from time to time.

     24. "Cure Amount Claim" means a Claim based upon a Debtor's monetary defaults under an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such Debtor under section 365 of the Bankruptcy Code.

     25. "Debtors" means, collectively, the above-captioned debtors and debtors in possession identified on Exhibit I.A.25.

     26. "Derivative Claim" means a claim (as defined in section 101(5) of the Bankruptcy Code) or cause of action that is the property of any of the Debtors' Estates pursuant to section 541 of the Bankruptcy Code.

     27. "Disbursing Agent" means any Reorganized Debtor in its capacity as disbursing agent pursuant to Section VI.B, or any Third Party Disbursing Agent.

     28. "Disclosure Statement" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan and has been prepared and distributed by the Debtors, as plan proponents, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

     29. "Disputed Claim" means:

          a) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated;

          b) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted by the holder varies from the nature or amount of such Claim as it is listed on the Schedules;

          c) a Claim that is not listed on a Debtor's Schedules;

          d) a Claim as to which the applicable Debtor or Reorganized Debtor, or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order;

          e) a Claim for which a proof of Claim or request for payment of Administrative Claim is required to be Filed under the Plan and no such proof of Claim or request for payment of Administrative Claim is timely filed; or

          f) a Tort Claim.

     30. "Distribution Record Date" means the close of business on the Confirmation Date.

     31. "Document Website" means the Internet site address www.oglebaynorton.com at which all of the exhibits and schedules to the Plan and the Disclosure Statement will be available to any party in interest and the public.

     32. "Effective Date" means a day, as determined by the Debtors, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date in Section IX.B have been met or waived in accordance with
Section IX.C.

     33. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. sec.sec. 1301-1461.

     34. "Estate" means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

     35. "Executory Contract and Unexpired Lease" means a contract or lease to which a Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

     36. "Fee Claim" means a Claim under sections 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases.

     37. "Fee Order" means the Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on or about March 23, 2004.

     38. "File," "Filed" or "Filing" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

     39. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

     40. "First DIP Credit Agreement" means, collectively: (a) the Financing Agreement among Oglebay (as borrower), the other Debtors (as guarantors), General Electric Capital Corporation (as administrative agent), Silver Point Finance, LLC, (as collateral agent and syndication agent), Silver Point Finance, LLC and GECC Capital Markets Group, Inc. (as co-lead arrangers), and the other lenders party thereto; (b) all amendments thereto and extensions thereof; and
(c) all security agreements and instruments related to the documents identified in (a) and (b).

     41. "First DIP Lender Claims" means any Claim against a Debtor under or evidenced by (a) the First DIP Credit Agreement and (b) the First Final DIP Order.

     42. "First DIP Lenders" means, collectively: (a) those entities identified as "Lenders" in the First DIP Credit Agreement and their respective permitted successors and assigns and (b) any agent bank named therein.

     43. "First Final DIP Order" means the Final Order (I) Authorizing Debtors to (A) Obtain Postpetition Financing Pursuant to 11 U.S.C. sec.sec. 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1); and (B) Utilize Cash
Collateral Pursuant to 11 U.S.C. sec.sec. 105, 361, 362 and 363; and (II) Granting Adequate Protection to Prepetition Secured Lenders Pursuant to 11 U.S.C. sec.sec. 105, 361, 362 and 363, entered by the Bankruptcy Court on April 8, 2004.

     44. "General Unsecured Claim" means any Claim that is not an Administrative Claim, Cure Amount Claim, Priority Claim, Priority Tax Claim, Prepetition Bank Loan Claim, Old Senior Secured Note Claim, Vessel Term Loan Claim, Other Secured Claim, Old Senior Subordinated Note Claim or MLO Claim.

     45. "Indenture Trustee" means Norwest Bank Minnesota, National Association, n/k/a Wells Fargo Bank, MN, National Association, as indenture trustee under the Old Senior Subordinated Indenture.

     46. "Insured Claim" means any Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy applicable to the Debtors or their businesses.

     47. "Intercompany Claim" means any Claim by any Debtor against another Debtor.

     48. "Interest" means the rights of the holders of the Old Common Stock of any Debtor, any other instruments evidencing an ownership interest in a Debtor and the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) redemption, conversion, exchange, voting, participation and dividend rights (including any rights in respect of accrued and unpaid dividends); (b) liquidation preferences; and (c) stock options and warrants.

     49. "Liabilities" means any claim (as defined in section 101(5) of the Bankruptcy Code), or cause of action (including any Recovery Action), action, suit, account, controversy, right to a remedy whether assertable directly or derivatively, in law, equity, or otherwise.

     50. "Management Incentive Plan" means the management incentive plan adopted as of the Effective Date, in substantially the form of Exhibit I.A.50, for the benefit of certain employees of the Debtors, as described therein.

     51. "Management Stock Plan" means the management stock plan adopted as of the Effective Date, in substantially the form of Exhibit I.A.51, for the benefit of certain employees and directors of the Debtors and the other classes of persons described therein.

     52. "MLO Claim" means any Claim against a Debtor under or evidenced by the Interest Purchase Agreement, dated as of April 14, 2000, by and among Oglebay and Johnson Mining Inc., The Cary Mining Company Inc., Michigan Minerals Associates, Inc. and Michigan Limestone Operations Limited Partnership, as the same may have been amended or modified.

     53. "New Common Stock" means the [               ] shares of common stock,
$0.01 par value per share, of Reorganized Oglebay, authorized pursuant to the certificate of incorporation of Reorganized Oglebay.

     54. "New Equity Investors" means, individually and collectively, those parties who subscribe to purchase the New Preferred Stock.

     55. "New Equity Investment" means the investment to be made by the New Equity Investors on the Effective Date in connection with the purchase of New Preferred Stock by the New Equity Investors.

     56. "New Preferred Stock" means the [               ] shares of convertible
preferred stock, $          par value per share, of Reorganized Oglebay,
authorized pursuant to the certificate of incorporation of Reorganized Oglebay.

     57. "New Stockholders' Agreement" means the stockholder agreement in substantially the form of Exhibit I.A.57 between Reorganized Oglebay and each holder of an Allowed Claim or Allowed Interest receiving shares of New Common Stock or New Warrants pursuant to the Plan.

     58. "New Warrants" means the warrants exercisable for 30 days after the Effective Date to buy New Common Stock in an aggregate amount of $5 million at the price and on the terms set forth on Exhibit I.A.58.

     59. "Oglebay" means Debtor Oglebay Norton Company.

     60. "Old Common Stock" means, when used with reference to a particular Debtor, the common stock, membership interests or partnership interests issued by such Debtor and outstanding immediately prior to the Petition Date, and any options, warrants or other rights with respect thereto.

     61. "Old Senior Secured Note Claim" means any Claim against a Debtor under or evidenced by the Old Senior Secured Notes Purchase Agreement, including any Claims pursuant to any guaranty agreement.

     62. "Old Senior Secured Notes" means the 18% senior secured notes due on October 25, 2008 in the aggregate principal amount of $75 million issued pursuant to the Old Senior Secured Notes Purchase Agreement.

     63. "Old Senior Secured Notes Purchase Agreement" means, collectively: (a) the Senior Secured Notes Agreement, dated as of October 25, 2002, by and among Oglebay (as borrower), certain of the Debtors (as guarantors), 1818 Mezzanine Fund II, L.P. (as agent) and the other purchasers party thereto; (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

     64. "Old Senior Subordinated Note Claim" means any Claim against a Debtor under or evidenced by the Old Senior Subordinated Note Indenture, including any Claims pursuant to any guaranty agreement.

     65. "Old Senior Subordinated Note Fee Claims" means, collectively and individually, (a) the Indenture Trustee's Claims for reasonable fees and expenses (including reasonable attorneys' fees) payable pursuant to the terms of the Old Senior Subordinated Note Indenture and (b) the Old Senior Subordinated Note Professionals' Claims for reasonable fees and expenses incurred by such professionals in connection with their representation of the ad hoc committee of holders of Old Senior Subordinated Notes prior to the appointment of the Creditors' Committee.

     66. "Old Senior Subordinated Note Indenture" means, collectively: (a) the Indenture, dated as of February 1, 1999, between Oglebay (as issuer) and Norwest Bank Minnesota, National Association n/k/a Wells Fargo Bank MN, National Association (as Indenture Trustee concerning the Old Senior Subordinated Notes);
(b) all amendments thereto and extensions thereof; and (c) all instruments and agreements related thereto.

     67. "Old Senior Subordinated Note Professionals" means, collectively and individually, Stroock & Stroock & Lavan, L.L.P. and Jefferies & Company, Inc.

     68. "Old Senior Subordinated Notes" means the 10% senior subordinated notes due February 1, 2009 in the aggregate principal amount of $100 million issued pursuant to the Old Senior Subordinated Note Indenture.

     69. "ON Marine Services Co." means Debtor ON Marine Services Company, a Delaware corporation.

     70. "ON Marine Services LLC" means Debtor Oglebay Norton Marine Services Company, L.L.C., a Delaware limited liability company.

     71. "Ordinary Course Professionals Order" means an order entered by the Bankruptcy Court on or about March 25, 2004, authorizing the Debtors to retain, employ and pay professionals, as specified in the order, which are not materially involved in the administration of the Chapter 11 Cases.

     72. "Other Secured Claim" means a Secured Claim other than a Prepetition Bank Loan Claim, an Old Senior Secured Note Claim or a Vessel Term Loan Claim.

     73. "PBGC" means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation and an agency of the United States that administers the defined benefit pension plan termination insurance program under Title IV of ERISA.

     74. "Petition Date" means February 23, 2004, the date on which the Debtors Filed their petitions for relief commencing the Chapter 11 Cases.

     75. "Plan" means this joint plan of reorganization for the Debtors, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented.

     76. "Prepetition Bank Loan Claim" means a Prepetition Credit Facility Claim or Prepetition Term Loan Claim.

     77. "Prepetition Credit Facility" means, collectively: (a) the Credit Agreement, dated as of May 15, 1998, as amended and restated as of April 3, 2000, by and among Oglebay (as borrower), the other Debtors (as guarantors), General Electric Capital Corporation (as successor agent) and the other Prepetition Lenders party thereto; (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

     78. "Prepetition Credit Facility Agent" means General Electric Capital Corporation, as successor administrative agent under the Prepetition Credit Facility, and its permitted successors.

     79. "Prepetition Credit Facility Claim" means any Claim against a Debtor under or evidenced by the Prepetition Credit Facility, including any Claims pursuant to any guaranty agreement.

     80. "Prepetition Lenders" means, collectively: (a) those entities identified as "Lenders" under the Prepetition Credit Facility and their respective permitted successors and assigns; (b) those entities identified as "Lenders" under the Prepetition Term Loan Agreement and their respective permitted successors and assigns; and (c) any agent banks or arrangers named therein.

     81. "Prepetition Term Loan Agreement" means, collectively: (a) the Loan Agreement, dated April 3, 2000, by and among Oglebay (as borrower), the other Debtors (as guarantors), General Electric Capital Corporation (as successor agent) and the other Prepetition Lenders party thereto; (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

     82. "Prepetition Term Loan Agreement Agent" means General Electric Capital Corporation, as successor administrative agent under the Prepetition Term Loan Agreement, and its permitted successors.

     83. "Prepetition Term Loan Claim" means a Claim against the Debtors under or evidenced by the Prepetition Term Loan Agreement, including any Claims pursuant to any guaranty agreement.

     84. "Priority Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

     85. "Priority Tax Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

     86. "Professional" means any professional employed in the Chapter 11 Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

     87. "Pro Rata" means when used with reference to a distribution of Cash, New Common Stock or New Warrants to holders of Allowed Claims or Allowed Interests in a particular Class or other specified group of Claims or Interests pursuant to Article III, proportionately so that with respect to a particular Allowed Claim or Allowed Interest, as the case may be, in such Class or in such group, the ratio of (a)(i) the amount of Cash, New Common Stock or New Warrants, as the case may be, distributed on account of such Claim or Interest to (ii) the amount of such Claim or Interest, is the same as the ratio of (b)(i) the amount of Cash, New Common Stock or New Warrants, as the case may be, distributed on account of all Allowed Claims or Interests in such Class or group of Claims or Interests to (ii) the amount of all Allowed Claims and Disputed Claims or Allowed Interests, as the case may be, in such Class or group of Claims or Interests.

     88. "Quarterly Distribution Date" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

     89. "Real Property Executory Contract and Unexpired Lease" means, collectively, an Executory Contract and Unexpired Lease relating to a Debtor's interest in real property and any Executory Contract and Unexpired Lease granting rights or interests related to or appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem related to the applicable real property.

     90. "Recovery Actions" means, collectively and individually, preference actions, fraudulent conveyance actions and other claims or causes of action under sections 510, 544, 547, 548, 549 and 550 of the Bankruptcy Code and other similar state law claims and causes of action.

     91. "Registration Statement" means the registration statement filed by the Debtors with the Securities and Exchange Commission under the Securities Act of
1933, as amended, on or about [               ], 2004.

     92. "Reinstated" or "Reinstatement" means rendering a Claim unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim will be Reinstated, such Claim will be Reinstated, at the applicable Reorganized Debtor's sole discretion, in accordance with one of the following:

          a) The legal, equitable and contractual rights to which such Claim entitles the holder will be unaltered;

          b) Notwithstanding any contractual provisions or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default:

             i. any such default that occurred before or after the commencement of the applicable Reorganized Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

             ii. the maturity of such Claim as such maturity existed before such default will be reinstated;

             iii. the holder of such Claim will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

             iv. the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim will not otherwise be altered; or

          c) The holder of an Allowed Claim will receive payment of such Allowed Claim in full principal amount in Cash on the Effective Date.

     93. "Released Parties" means, collectively and individually, the Debtors, the Creditors' Committee and its members (solely in their capacity as such) and the Representatives of each of the foregoing.

     94. "Reorganized ..." means, when used in reference to a particular Debtor, such Debtor on and after the Effective Date.

     95. "Representatives" means, with respect to any entity, any existing or former successor, predecessor, officer, director, partner, employee, agent, attorney, advisor, investment banker, financial advisor, accountant or other Professional of such entity, and committee of which such entity is a member, in each case in such capacity.

     96. "Restructuring Transactions" shall have the meaning ascribed thereto in
Section IV.B.1.

     97. "Schedules" means the schedules of assets and liabilities and the statement of financial affairs Filed by a Debtor, as required by section 521 of the Bankruptcy Code, as the same may have been or may be amended, modified or supplemented.

     98. "Second DIP Credit Agreement" means, collectively: (a) the Financing Agreement among Oglebay (as borrower), the other Debtors (as guarantors), Silver Point Finance, LLC (as collateral agent, syndication agent and lead arranger) and the other lenders party thereto; (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

     99. "Second DIP Lender Claims" means any Claim against a Debtor under or evidenced by (a) the Second DIP Credit Agreement and (b) the Final Order entered
by the Bankruptcy Court on [               ], 2004.

     100. "Second DIP Lenders" means, collectively: (a) those entities identified as "Lenders" in the Second DIP Credit Agreement and their respective permitted successors and assigns and (b) any agent bank named therein.

     101. "Secondary Liability Claim" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort, guaranty or other obligation of another Debtor, including any claim based on: (a) vicarious liability; (b) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; (c) guaranties of collection, payments or performance;
(d) indemnity bonds, obligations to indemnify or obligations to hold harmless;
(e) performance bonds; (f) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor or relating to the obligations or performance of another Debtor; or
(g) any other joint or several liability, including claims for identification or contribution, that any Debtor may have in respect of any obligation that is the basis of a Claim.

     102. "Secured Claim" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in such Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

     103. "Stipulation of Amount and Nature of Claim" means a stipulation or other agreement between a Debtor or Reorganized Debtor and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest; any such stipulation or other agreement between a Reorganized Debtor and a holder of a Claim or Interest executed after the Effective Date will not be subject to approval of the Bankruptcy Court.

     104. "Subsidiary Debtor" means any Debtor other than Oglebay.

     105. "Subsidiary Debtor Equity Interests" means, as to a particular Subsidiary Debtor, any Interests in such Debtor.

     106. "Tax" means: (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

     107. "Third Party Disbursing Agent" means an entity designated by Reorganized Oglebay to act as a Disbursing Agent pursuant to Article VI.

     108. "Tort Claim" means any Claim that has not been settled, compromised or otherwise resolved that: (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

     109. "Trade Claim" means any General Unsecured Claim arising from or with respect to the sale of goods or rendition of services prior to the Petition Date in the ordinary course of the applicable Debtor's business, including any Claim of an employee that is not a Priority Claim.

     110. "Vessel Term Loan Agreement" means, collectively: (a) the Credit Agreement, dated as of July 14, 1997, by and among ON Marine Services Co. (as borrower), ON Marine Services LLC (as borrower) and National City Bank (as lender); (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

     111. "Vessel Term Loan Bank" means National City Bank, as lender under the Vessel Term Loan Agreement.

     112. "Vessel Term Loan Claim" means any Claim against a Debtor under or evidenced by the Vessel Term Loan Agreement.

     113. "Voting Deadline" means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code that is specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.

B.  RULES OF INTERPRETATION AND COMPUTATION OF TIME

  1.  RULES OF INTERPRETATION

     For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan, Confirmation Order or otherwise; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, articles or certificates of incorporation, bylaws, codes of regulation, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply to the extent not inconsistent with any other provision of this Section I.B.1.

  2.  COMPUTATION OF TIME

     In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                  ARTICLE II.

                        CLASSES OF CLAIMS AND INTERESTS

     All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Article III.A, have not been classified and thus are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

A.  UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS

     1. Class 1 (Priority Claims): Priority Claims against any Debtor that are entitled to priority under section 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6) of the Bankruptcy Code.

     2. Class 2 (Vessel Term Loan Claims): Vessel Term Loan Claims.

     3. Class 3 (Old Senior Secured Note Claims): Old Senior Secured Note
Claims.

     4. Class 4 (Other Secured Claims): Other Secured Claims.

     5. Class 5 (General Unsecured Claims): General Unsecured Claims against any Debtor, including Claims of the PBGC, Trade Claims, Tort Claims and Secondary Liability Claims (to the extent that such Claims are General Unsecured Claims).

     6. Class 8 (Subsidiary Debtor Equity Interests): Subsidiary Debtor Equity Interests held directly or indirectly by Oglebay.

B.  IMPAIRED CLASSES OF CLAIMS AND INTERESTS

     1. Class 6 (Old Senior Subordinated Note Claims): Old Senior Subordinated Note Claims.

     2. Class 7 (Intercompany Claims): Intercompany Claims that are not Administrative Claims.

     3. Class 9 (Old Common Stock of Oglebay): Interests in respect of the Old Common Stock of Oglebay and any Claims related thereto.

                                  ARTICLE III.

                       TREATMENT OF CLAIMS AND INTERESTS

A.  UNCLASSIFIED CLAIMS

  1.  PAYMENT OF ADMINISTRATIVE CLAIMS

  a.  Administrative Claims in General

     Except as specified in this Section III.A.1, and subject to the bar date provisions herein, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor or unless an order of the Bankruptcy Court provides otherwise, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, Cash equal to the amount of such Allowed Administrative Claim either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim.

  b.  Statutory Fees

     On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. sec. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in Cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. sec. 1930 will be paid by the Reorganized Debtors in accordance therewith until the closing of the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

  c.  Ordinary Course Liabilities

     Allowed Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims related to Tax years commencing after the Petition Date), Cure Amount Claims, Administrative Claims arising from those contracts and leases of the kind described in Section V.C and Intercompany Claims that are Administrative Claims, will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to those Administrative Claims.

  d. Claims Under the First DIP Credit Agreement, Second DIP Credit Agreements and Related Orders

     The Allowed Administrative Claims of the First DIP Lenders were paid in full by the Debtors prior to the date hereof, and the Debtors have no further obligations with respect thereto. Unless otherwise agreed by the Second DIP Lenders pursuant to the Second DIP Credit Agreement, on or before the Effective Date, Allowed Administrative Claims an account of Second DIP Lender Claims will be paid in Cash equal to the amount of those Allowed Administrative Claims. The treatment afforded to holders of Vessel Term Loan Claims and Old Senior Secured Note Claims as provided in Sections III.B.2 and III.B.3, respectively, shall satisfy all adequate protection rights related to such Claims.

  e.  Special Provisions Regarding the Old Senior Subordinated Note Fee Claims

     In full satisfaction of the Old Senior Subordinated Note Fee Claims, subject to the terms and conditions of this Section III.A.1.e, the Indenture Trustee and the Old Senior Subordinated Note Professionals will receive from the Reorganized Debtors Cash equal to the amount of their respective Old Senior Subordinated Note Fee Claims. Any charging lien held by the Indenture Trustee or the Old Senior Subordinated Note Professionals against distributions to holders of the Old Senior Subordinated Notes will be deemed released upon payment of such Claims; provided, however, that the amount payable to the Indenture Trustee
shall not exceed $          . To receive payment pursuant to this Section
III.A.1.e, (i) the Indenture Trustee and the Old Senior Subordinated Note Professionals shall provide reasonable detail in support of their respective Claims to the parties identified in Section XIII.G no later than ten days after the Effective Date; (ii) such parties shall have the right to File objections to such Claims based on a "reasonableness" standard within 20 days after receipt of supporting documentation; and (iii) the Reorganized Debtors shall pay any such Claims by the later of (A) 30 days after the receipt of supporting documentation from the Indenture Trustee or the Old Senior Subordinated Note Professionals as applicable, or (B) ten Business Days after the resolution of any objections to the Claims of the Indenture Trustee or Old Senior Subordinated Note Professionals, as applicable. Distributions received by holders of Allowed Claims in respect of the Old Senior Subordinated Notes pursuant to the Plan will not be reduced on account of the payment of the Allowed Old Senior Subordinated Note Fee Claims.

  f.  Bar Dates for Administrative Claims

     I.  GENERAL BAR DATE PROVISIONS

     Except as otherwise provided in Section III.A.1.f.ii, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the applicable Bar Date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (A) 120 days after the Effective Date, (B) 60 days after the Filing of the applicable request for payment of Administrative Claims or (C) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Claims.

     II.  BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

     A.  Professional Compensation

     Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order without further Bankruptcy Court review or approval (except as provided in the Ordinary Course Professionals Order). Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of
(1) 90 days after the Effective Date, (2) 30 days after the Filing of the applicable request for payment of the Fee Claim or (3) such other period of limitation as may be specifically fixed by a Final Order for objecting to such Claims. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims.

     B.  Ordinary Course Liabilities

     Holders of Administrative Claims arising from liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax Claims relating to audits arising after the Petition Date) Cure Amount Claims, Administrative Claims arising from those contracts and leases of the kind described in Section V.C and Intercompany Claims that are Administrative Claims, will not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to
Section III.A.1.c.

     C.  Claims Under the Second DIP Credit Agreement and Related Orders

     Holders of Administrative Claims on account of Second DIP Lender Claims will not be required to File or serve any request for payment or application for allowance of such Claims. Such Administrative Claims will be satisfied pursuant to Section III.A.1.d.

  2.  PAYMENT OF PRIORITY TAX CLAIMS

  a.  Priority Tax Claims

     Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred Cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim in a principal amount equal to the amount of its Priority Tax Claim. Payments will be made in equal quarterly installments of principal (commencing on the later of the first Quarterly Distribution Date or the first Quarterly Distribution Date following the date such Claim becomes an Allowed Claim), plus simple interest accruing from the Effective Date at 5% per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claims). The Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

  b.  Other Provisions Concerning Treatment of Priority Tax Claims

     Notwithstanding the provisions of Section III.A.2.a, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 5 if not subordinated to Class 5 Claims pursuant to an Order of the Bankruptcy Court. The holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Debtors, the Reorganized Debtors or their property.

B.  UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS

     1. Class 1 Claims (Unsecured Priority Claims) are unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 1 will receive Cash equal to the amount of such Allowed Claim, unless the holder of such Claim and the applicable Debtor or Reorganized Debtor agree to a different treatment.

     2. Class 2 Claims (Vessel Term Loan Claims) are unimpaired. The Vessel Term Loan Claims are hereby allowed in the aggregate principal amount of $13,400,000.00, plus accrued and unpaid interest at the non-default rate through the Effective Date. On the Effective Date, all Allowed Vessel Term Loan Claims will be Reinstated. In addition, each holder of an Allowed Vessel Term Loan Claim shall be entitled to retain all amounts paid to it or on its behalf as adequate protection (and receive and retain any other amounts that as of the Effective Date are due as adequate protection under the First Final DIP Order or the Final Order authorizing the Debtors to enter into the Second DIP Credit Agreement but not previously paid).

     3. Class 3 Claims (Old Senior Secured Note Claims) are unimpaired. The Old Senior Secured Note Claims are hereby allowed in the aggregate principal amount of $75,000,000.00, plus accrued and unpaid interest at the non-default rate through the Effective Date. On the Effective Date, all Allowed Old Senior Secured Note Claims will be paid in Cash in full. In addition, each holder of an Allowed Senior Secured Note Claim shall be entitled to retain all amounts paid to it or on its behalf as adequate protection (and receive and retain any other amounts that as of the Effective Date are due as adequate protection under the First Final DIP Order and the Final Order authorizing the Debtors to enter into the Second DIP Credit Agreement but not previously paid).

     4. Class 4 Claims (Other Secured Claims) are unimpaired. On the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Claim in Class 4 will receive treatment on account of such Allowed Claim in the manner set forth in Option A, B or C below, at the election of the applicable Debtor. The applicable Debtor will be deemed to have elected Option B except with respect to any Allowed Claim as to which the applicable Debtor elects Option A or Option C in one or more certifications Filed prior to the conclusion of the Confirmation Hearing.

          Option A: On the Effective Date, Allowed Claims in Class 4 with respect to which the applicable Debtor elects Option A will be paid in Cash in full.

          Option B: On the Effective Date, Allowed Claims in Class 4 with respect to which the applicable Debtor elects or is deemed to have elected Option B will be Reinstated.

          Option C: On the Effective Date, a holder of an Allowed Claim in Class 4 with respect to which the applicable Debtor elects Option C will be entitled to receive (and the applicable Debtor shall release and transfer to such holder) the collateral securing such Allowed Claim.

     5. Class 5 Claims (General Unsecured Claims) are unimpaired. On the Effective Date, holders of Allowed General Unsecured Claims, at the election of the applicable Debtor or Reorganized Debtor, will (a) receive Cash equal to the principal amount of its Allowed General Unsecured Claim or (b) have the principal amount of its Allowed General Unsecured Claim Reinstated. On the Effective Date, all Tort Claims will be Reinstated in accordance with Section I.A.92.a.

     6. Class 8 (Subsidiary Debtor Equity Interests) are unimpaired. On the Effective Date, the Subsidiary Debtor Equity Interests will be Reinstated, subject to the Restructuring Transactions.

C.  IMPAIRED CLASSES OF CLAIMS AND INTERESTS

     1. Class 6 Claims (Old Senior Subordinated Note Claims) are impaired. The Old Senior Subordinated Note Claims are hereby allowed in the aggregate principal amount of $100,000,000.00. On the Effective Date, each holder of an Allowed Old Senior Subordinated Note Claim will receive in respect of such
Allowed Claim against all of the Debtors its Pro Rata share of [               ]
shares of New Common Stock.

     2. Class 7 Claims (Intercompany Claims) are impaired. As of the Effective Date, each Allowed Intercompany Claim shall be extinguished by either offset, distribution, contribution or reconciliation of such Intercompany Claim or as otherwise deemed appropriate by the applicable Debtors. No property will be distributed to or retained by the holders of Allowed Intercompany Claims, and such Claims will be discharged as of the Effective Date. Notwithstanding this treatment of Class 7 Claims, each of the holders of an Intercompany Claim will be deemed to have accepted the Plan.

     3. Class 9 Interests (Old Common Stock of Oglebay) are impaired. On the Effective Date, each holder of an Allowed Interest on account of Old Common Stock of Oglebay will receive New Warrants to purchase shares of New Common Stock. A holder of Old Common Stock of Oglebay who does not hold an Allowed Interest on the Distribution Record Date will not receive any New Warrants.

D. SPECIAL PROVISIONS REGARDING THE TREATMENT OF ALLOWED SECONDARY LIABILITY CLAIMS; MAXIMUM RECOVERY

     1. The classification and treatment of Allowed Claims under the Plan take into consideration all Secondary Liability Claims. Consistent with Article VIII, holders of Allowed Secondary Liability Claims will be entitled to only one distribution on account of such underlying Claim. No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted.

     2. Notwithstanding any provision hereof to the contrary, a creditor holding multiple Allowed Claims against more than one Debtor that do not constitute Secondary Liability Claims and that arise from the contractual joint, joint and several or several liability of such Debtors, the guaranty by one Debtor of another Debtor's obligation or other similar circumstances may not receive in the aggregate from all Debtors more than 100% of the amount of the underlying Claim giving rise to such multiple Claims.

                                  ARTICLE IV.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.  CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN THE REORGANIZED
    DEBTOS

     Except as otherwise provided herein (including with respect to the Restructuring Transactions described in Section IV.B), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all of the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided herein, as of the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in such Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances, Interests and other interests. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

B.  RESTRUCTURING TRANSACTIONS

  1.  RESTRUCTURING TRANSACTIONS GENERALLY

     On or after the Confirmation Date, the applicable Debtors or Reorganized Debtors may enter into such restructuring transactions and may take such actions as the Debtors or Reorganized Debtors may determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors (collectively, the "Restructuring Transactions"), all to the extent not inconsistent with any other terms of the Plan. Such Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, dissolution or change in corporate form pursuant to applicable state law; and (d) the taking of all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. Consistent with
Section IV.B.2, with respect to any Debtor or Reorganized Debtor, the documents implementing any Restructuring Transaction shall clearly grant to creditors of such Debtor or Reorganized Debtor status as third party beneficiaries to such rights granted in this Plan against the resulting or acquiring corporation or entity.

  2.  OBLIGATIONS OF ANY SUCCESSOR CORPORATION IN A RESTRUCTURING TRANSACTION

     The Restructuring Transactions may result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

C. CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS

  1.  CERTIFICATES OF INCORPORATION AND BYLAWS

     As of the Effective Date, the certificates of incorporation and the bylaws (or comparable constituent documents) of the Reorganized Debtors will be substantially in the forms set forth in Exhibits IV.C.1.a and IV.C.1.b, respectively. The certificates of incorporation and bylaws (or comparable constituent documents) of each Reorganized Debtor, among other things, will: (a) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code; and (b) in the case of Reorganized Oglebay, effective immediately after the cancellation of the Old Oglebay Common Stock as set forth in Section IV.G.3 and Section IV.F, (i) authorize the issuance of New Common Stock in amounts not less than the amounts necessary to permit the distributions required or contemplated by the Plan and (ii) authorize the issuance of the New Preferred Stock. After the Effective Date, each Reorganized Debtor may amend and restate its articles of incorporation or bylaws (or comparable constituent documents) as permitted by applicable state law, subject to the terms and conditions of such constituent documents. On the Effective Date, or as soon thereafter as is practicable, each Reorganized Debtor shall file such certificate of incorporation (or comparable constituent documents) with the secretary of state of the state in which such Reorganized Debtor is incorporated or organized, to the extent required by and in accordance with the applicable corporate law of such state.

  2.  DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORS

     Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, except as set forth on Exhibit IV.C.2, the initial officers of each of the Reorganized Debtors will consist of the officers of such Debtor immediately prior to the Effective Date and the initial board of directors of each of the Reorganized Debtors will consist of the individuals identified on, or will be designated pursuant to the procedures specified on,
Exhibit IV.C.2. Each such director and officer will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the terms of the certificate of incorporation and bylaws (or comparable constituent documents) of the respective Reorganized Debtor and state law.

  3. EMPLOYMENT, RETIREMENT AND OTHER RELATED AGREEMENTS AND MANAGEMENT STOCK PROGRAMS; RETIREE BENEFITS; WORKERS' COMPENSATION PROGRAMS

     a. Subject to Section IV.C.3.b, as of the Effective Date, each of the Reorganized Debtors will have authority to: (i) maintain, reinstate, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with its active and retired directors, officers and employees, subject to the terms and conditions of any such agreement; (ii) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; (iii) enter into and implement the Management Incentive Plan; and
(iv) enter into and make the initial grants under the Management Stock Plan. On the Effective Date, Reorganized Oglebay will enter into management employment agreements with Michael D. Lundin, Julie A. Boland, Sylvie A. Bon, Michael J. Minkel and Rochelle F. Walk, on the terms set forth in Exhibit IV.C.3.a.

     b. From and after the Effective Date, the Reorganized Debtors will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code), if any, in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable nonbankruptcy law.

     c. From and after the Effective Date, the Reorganized Debtors will continue to administer and pay the Claims arising before the Petition Date under the Debtors' workers' compensation programs in accordance with the Order Authorizing Debtors and Debtors in Possession to: (A) Continue Their Workers' Compensation Insurance Programs; and (B) Pay Certain Prepetition Workers' Compensation Claims, Premiums and Related Expenses, entered on February 24, 2004.

     d. Consummation of the Plan is not intended to and shall not constitute a change in ownership or change in control, as defined in any employment agreement or plan in effect on the Effective Date to which a Debtor is a party.

  4.  CORPORATE ACTION

     The Restructuring Transactions; the adoption of new or amended and restated certificates of incorporation and bylaws (or comparable constituent documents) for each Reorganized Debtor; the initial selection of directors and officers for each Reorganized Debtor; the entry into the Confirmation Facility; the distribution of Cash pursuant to the Plan; the issuance and distribution of New Common Stock pursuant to the Plan; the issuance and distribution of the New Preferred Stock; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Management Incentive Plan and the Management Stock Plan and the other matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors or corporate action to be taken by or required of a Debtor or Reorganized Debtor will occur and be effective as of the Effective Date, if no such other date is specified in such other documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

D. CONFIRMATION FACILITY; NEW EQUITY INVESTMENT; OBTAINING CASH FOR PLAN DISTRIBUTIONS

  1.  CONFIRMATION FACILITY

     On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Confirmation Facility and to take all actions contemplated thereby.

  2.  NEW EQUITY INVESTMENT

     On the Effective Date, the New Equity Investors will make the New Equity Investment. Also on the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to facilitate the offer and issuance of the New Preferred Stock pursuant to the Registration Statement to the New Equity Investors and to take the actions contemplated thereby.

  3.  CASH FOR PLAN DISTRIBUTIONS

     All Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' cash balances and operations, the issuance of New Preferred Stock and/or the Confirmation Facility.

E.  PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT AGREEMENTS AND RELEASES

  1. PRESERVATION OF RIGHTS OF ACTION BY THE DEBTORS AND THE REORGANIZED DEBTORS; RECOVERY ACTIONS

     a. Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce any claims, demands, rights, defenses and causes of action that the Debtor or the Estate may hold against any entity. Each Reorganized Debtor or its successor may pursue such retained claims, demands, rights, defenses or causes of action, as appropriate, in accordance with the best interests of such Reorganized Debtor or its successor holding such claims, demands, rights, defenses or causes of action.

     b. On the Effective Date, the Debtors will be deemed to have released and abandoned the Recovery Actions.

  2.  COMPREHENSIVE SETTLEMENT OF CLAIMS AND CONTROVERSIES

     Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section IV.E.3, will constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, Reorganized Debtors, Estates and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

  3.  RELEASES

  a.  General Releases of Debtors and Reorganized Debtors

     Except as otherwise expressly set forth in the Plan, on and after the Effective Date, the Debtors are released from all claims (including the right of a party other than the Debtors, if any, to pursue a Derivative Claim on behalf of the Debtors or their Estates), obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or contingent, known or unknown, foreseen or unforeseen, in law or in equity, from the beginning of time through the Effective Date.

  b.  General Releases by Debtors and Reorganized Debtors

     Without limiting any other applicable provisions of or releases contained in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their affiliates, the Estates and their respective successors, assigns and any and all entities who may purport to claim by, through, for or because of them, including any person appointed pursuant to section 1123(b)(3) to pursue Recovery Actions, will forever release, waive and discharge all Liabilities that they have, had or may have against any Released Party.

  c.  General Releases by Holders of Claims or Interests

     Without limiting any other applicable provisions of or releases contained in the Plan, as of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, each holder of a Claim or Interest that votes in favor of the Plan will be deemed to forever release, waive and discharge all Liabilities in any way relating to a Debtor, the Chapter 11 Cases, the Estates, the Plan or the Disclosure Statement that such entity has, had or may have against any Released Party (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code).

  d.  Injunction Related to Releases

     As further provided in Section XI.B, the Confirmation Order will permanently enjoin the commencement or prosecution by any entity or person, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution or rights of indemnification released pursuant to the Plan, including pursuant to the releases in this Section IV.E.3.

F.  SPECIAL PROVISIONS REGARDING INSURED CLAIMS

  1.  LIMITATIONS ON AMOUNTS TO BE DISTRIBUTED TO HOLDERS OF ALLOWED CLAIMS

     Distributions under the Plan to each holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing in this Section IV.F will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any entity may hold against any other entity, including the Debtors' insurance carriers.

  2.  REINSTATEMENT AND CONTINUATION OF INSURANCE POLICIES

     From and after the Effective Date, each of the Debtors' insurance policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed or assumed and assigned by the applicable Debtor or Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Section V.A of the Plan. Each insurance carrier under such insurance policies shall continue to honor and administer the policies with respect to the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors prior to the Effective Date.

G.  CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES AND OTHER
    DOCUMENTATION

  1.  PREPETITION SECURED DEBT

     Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, the Old Senior Secured Notes Agreement (and, to the extent not already canceled, the Prepetition Credit Facility and the Prepetition Term Loan Agreement), and any notes issued in respect thereof, will be canceled and of no further force and effect, without any further action on the part of the Debtors or the Reorganized Debtors. The holders of or parties to such canceled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent to the extent required in Section VI.J. Notwithstanding the foregoing, the cancellation of the Prepetition Credit Facility, the Prepetition Term Loan Agreement and the Old Senior Secured Notes Agreement shall not affect the respective rights and obligations between and among the lenders and agents party thereto.

  2.  OLD SENIOR SUBORDINATED NOTES

     Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, the Old Senior Subordinated Note Indenture and the Old Senior Subordinated Notes will be deemed canceled and of no further force and effect against the Debtors, without any further action on the part of any Debtor. The holders of the Old Senior Subordinated Notes will have no rights against the Debtors arising from or relating to such instruments and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be

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

made to or on behalf of any holder of an Allowed Old Senior Subordinated Note Claim until such Old Senior Subordinated Notes are received by the applicable Third Party Disbursing Agent to the extent required in Section VI.I.

  3.  OLD COMMON STOCK

     The Old Common Stock of Oglebay shall be deemed canceled and of no further force and effect on the Effective Date. The holders of or parties to such canceled securities and other documentation will have no rights arising from or relating to such securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no exercise of a New Warrant distributed under the Plan will be recognized, and no shares of New Common Stock distributed to or behalf of any holder of Old Common Stock of Oglebay exercising such New Warrant, until such Old Common Stock is received by Reorganized Oglebay or the applicable Third Party Disbursing Agent to the extent required in Section VI.I.

H.  RELEASE OF LIENS

     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns. As of the Effective Date, the Reorganized Debtors shall be authorized to execute and file on behalf of creditors Form UCC-3s or other forms as may be necessary to implement the provisions of this Section IV.H.

I.  NEW STOCKHOLDERS' AGREEMENT

     On and after the Effective Date, Reorganized Oglebay, the holders of all New Common Stock issued or to be issued under the Plan and all participants in the Management Stock Plan shall be deemed to be bound by the provisions of the New Stockholders' Agreement. By accepting distributions of New Common Stock or New Warrants pursuant to the Plan, holders of Allowed Claims and Allowed Interests shall be deemed to have executed and delivered the New Stockholders' Agreement as if such entity had done so manually after due authorization.

J. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

     The President and Chief Executive Officer, the Chief Financial Officer or any Vice President of each Debtor or Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp Tax, real estate transfer Tax or similar Tax: (1) the issuance, transfer or exchange of New Common Stock or New Preferred Stock; (2) the making of the New Equity Investment; (3) the creation of any mortgage, deed of trust, lien or other security interest; (4) the making or assignment of any lease or sublease; (5) the execution and delivery of the Confirmation Facility; (6) any Restructuring Transaction; or (7) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, or assignments executed in connection with any of the foregoing or pursuant to the Plan.

                                   ARTICLE V.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED

  1.  ASSUMPTION GENERALLY

     Except as otherwise provided in the Plan, in any contract, instrument, release or other agreement or document entered into in connection with the Plan or in a Final Order of the Bankruptcy Court, or as requested in any motion Filed on or prior to the Effective Date, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtors will be deemed to assume each Executory Contract and Unexpired Lease.

  2.  REAL PROPERTY EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Each Real Property Executory Contract and Unexpired Lease will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease.

  3. APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS; ASSIGNMENTS RELATED TO RESTRUCTURING TRANSACTIONS

     The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumption (including any related assignment resulting from the Restructuring Transactions) of Executory Contracts and Unexpired Leases pursuant to Section V.A as of the Effective Date, except for Executory Contracts and Unexpired Leases that (a) have been rejected pursuant to a Final Order of the Bankruptcy Court, (b) are subject to a pending motion for reconsideration or appeal of an order authorizing the rejection of such Executory Contract or Unexpired Lease, (c) are subject to a motion to reject such Executory Contract or Unexpired Lease Filed on or prior to the Effective Date or (d) are designated for rejection in accordance with the last sentence of this paragraph. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract and Unexpired Lease is being assumed pursuant to the Plan of: (a) the contract or lease being assumed; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; (c) any assignment of the contract or lease (pursuant to the Restructuring Transactions or otherwise); and (d) the procedures for such party to object to the assumption of the applicable contract or lease, the amount of the proposed Cure Amount Claim or any assignment of the contract or lease. As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or Reorganized Debtor and assumed hereunder or otherwise in the Chapter 11 Cases will be deemed assigned to the surviving, resulting or acquiring corporation in the applicable Restructuring Transaction, pursuant to section 365 of the Bankruptcy Code. If an objection to a proposed assumption, assumption and assignment or Cure Amount Claim is not resolved in favor of the Debtors or the Reorganized Debtors, the applicable Executory Contract or Unexpired Lease may be designated by the Debtors or the Reorganized Debtors for rejection, which shall be deemed effective as of the Effective Date.

B.  PAYMENTS RELATED TO THE ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
    LEASES

     To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the applicable Debtor or Reorganized
Debtor: (1) by payment of the Cure Amount Claim in Cash on the Effective Date or
(2) on such other terms as are agreed to by the parties to such Executory Contract and Unexpired Lease. If there is a dispute regarding: (1) the amount of any Cure Amount Claim, (2) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the

Bankruptcy Code will be made within 30 days following the entry of a Final Order resolving the dispute and approving the assumption.

C.  CONTRACTS AND LEASES ENTERED INTO AFTER THE PETITION DATE

     Contracts and leases entered into after the Petition Date by a Debtor, including any Executory Contracts and Unexpired Leases assumed by a Debtor, will be performed by such Debtor or Reorganized Debtor in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

D.  REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Any Claims arising from the rejection of any Executory Contract or Unexpired Lease will be treated as a Class 5 (General Unsecured Claims) or a Class 7 (Intercompany Claims), subject to the provisions of section 502 of the Bankruptcy Code.

E.  BAR DATE FOR REJECTION DAMAGES

     Except as otherwise provided in a Final Order of the Bankruptcy Court approving the rejection of an Executory Contract or Unexpired Lease, Claims arising out of the rejection of an Executory Contract or Unexpired Lease must be Filed with the Bankruptcy Court on or before the later of: (1) 30 days after the Effective Date or (2) 20 days after such Executory Contract or Unexpired Lease is rejected pursuant to a Final Order or designated for rejection in accordance with Section V.A.3. Any Claims not Filed within such applicable time periods will be forever barred from receiving a distribution from the Debtors, the Reorganized Debtors or the Estates.

F.  OBLIGATIONS TO INDEMNIFY DIRECTORS, OFFICERS AND EMPLOYEES

     a. Prior to the Effective Date, Oglebay shall make arrangements to continue directors and officers liability and fiduciary (including ERISA) insurance, or purchase a tail policy or policies, for the benefit of its directors, officers and employees for the period from and after the Effective Date, and, prior to the Effective Date, shall fully pay the annual premium for such insurance.

     b. The obligations of each Debtor or Reorganized Debtor to indemnify any person who is serving or has served as one of its directors, officers or employees by reason of such person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                                  ARTICLE VI.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.  DISTRIBUTIONS FOR CLAIMS AND INTERESTS ALLOWED AS OF THE EFFECTIVE DATE

     Except as otherwise provided in this Article VI, distributions of Cash, New Common Stock and New Warrants to be made on the Effective Date to holders of Claims or Interests as provided by Article III that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (1) 60 days after the Effective Date or, with respect to New Warrants, 15 days after the Effective Date; or (2) with respect to any particular Claim, such later date when the applicable conditions of Section V.B (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VI.D.2 (regarding undeliverable distributions) or

Section VI.I (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Section VII.C.

B.  METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS AND INTERESTS

     The applicable Reorganized Debtor, or such Third Party Disbursing Agents as Reorganized Oglebay may employ in its sole discretion, will make all distributions of Cash, New Common Stock, New Warrants and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. The Indenture Trustee will act as Third Party Disbursing Agent in respect of Class 6 Claims.

C.  COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

     Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized Oglebay, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with Reorganized Oglebay and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims receiving distributions from a Third Party Disbursing Agent.

D.  DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

  1.  DELIVERY OF DISTRIBUTIONS

  a.  Generally

     Except as provided in Section VI.D.1.b, distributions to holders of Allowed Claims and Allowed Interests will be made by a Disbursing Agent: (a) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims; (b) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim; (c) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address; or (d) if clauses (a),
(b) and (c) are not applicable, at the last address directed by such holder after such Claim becomes an Allowed Claim.

  b. Special Provisions for Distributions to Holders of Old Senior Secured Note Claims, Old Senior Subordinated Note Claims and Old Common Stock of Oglebay

          i. Subject to the requirements of Section VI.H, distributions to holders of Allowed Old Senior Secured Note Claims and Allowed Old Senior Subordinated Note Claims will be made by a Disbursing Agent to the record holders of the Senior Secured Notes and Senior Subordinated Notes as of the Distribution Record Date, as identified on a record holder register to be provided to the Disbursing Agent by the Ad Hoc Noteholders' Committee or the Indenture Trustee, as applicable, within five Business Days after the Distribution Record Date. This record holder register (i) will provide the name, address and holdings of each respective registered holder as of the Distribution Record Date and (ii) must be consistent with the applicable holder's Claim, if Filed, or as otherwise determined by the Court or the Indenture Trustee's Allowed Claim, as applicable.

          ii. Subject to the requirements of Section VI.H, distributions to holders of Allowed Interests on account of Old Common Stock of Oglebay will be made by a Disbursing Agent at the address of such record holder listed with the registrar or transfer agent for such Interest, to be provided by such registrar or transfer agent to the Disbursing Agent within five Business Days after the Distribution Record Date.

  2.  UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS

  a.  Holding of Undeliverable Distributions; Undelivered New Common Stock

          i. Subject to Section VI.D.2.c, distributions returned to a Disbursing Agent or otherwise undeliverable will remain in the possession of the applicable Disbursing Agent pursuant to this Section VI.D.2.a.i until such time as a distribution becomes deliverable. Subject to Section VI.D.2.c, undeliverable Cash, New Common Stock or New Warrants will be held by the applicable Disbursing Agent for the benefit of the potential claimants of such securities.

          ii. Pending the distribution of any New Common Stock, the applicable Disbursing Agent will cause all of the New Common Stock held by it in its capacity as Disbursing Agent, whether relating to undeliverable distributions or simply undelivered distributions, to be (A) represented in person or by proxy at each meeting of the stockholders of Reorganized Oglebay, (B) voted in any election of directors of Reorganized Oglebay (as if such New Common Stock had been delivered to the entity entitled to receive such stock under the Plan) and (C) voted with respect to any other matter as recommended by the board of directors of Reorganized Oglebay.

  b.  After Distributions Become Deliverable

     On each Quarterly Distribution Date, the applicable Disbursing Agents will make all distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter.

  c.  Failure to Claim Undeliverable Distributions

     Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and (ii) the last date on which a distribution was deliverable to such holder will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. In such cases, unclaimed distributions will become property of Reorganized Oglebay, free of any restrictions thereon, and any such unclaimed distribution held by a Third Party Disbursing Agent will be returned to Reorganized Oglebay. Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim or an Allowed Interest.

E.  TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

  1.  ALLOWED CLAIMS

     Subject to Section VI.A, on the Effective Date, each holder of an Allowed Claim will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. No later than each Quarterly Distribution Date, distributions also will be made, pursuant to Section VII.C, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

  2. DISTRIBUTIONS OF NEW COMMON STOCK AND NEW WARRANTS -- NO FRACTIONAL SHARES; ROUNDING

     Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock or New Warrants will be issued. When any distribution on account of an Allowed Claim or Allowed Interest otherwise would result in the issuance of a number of shares of New Common Stock or New Warrants that is not a whole number, the actual distribution of shares of such stock or such New Warrants will be rounded to the next higher whole number. The total number of shares of New Common Stock or New Warrants to be distributed on account of Allowed Claims or Allowed Interests will be adjusted as necessary to account for the rounding provided for in this Section VI.E.2 and, notwithstanding any other provision of the Plan, Reorganized Oglebay will make available to the applicable Disbursing Agent any additional shares of New Common Stock or New Warrants necessitated by operation of this Section VI.E.2.

  3.  DE MINIMIS DISTRIBUTIONS

     Unless otherwise directed by Reorganized Oglebay, no Disbursing Agent will distribute cash to the holder of an Allowed Claim if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of cash to be distributed is less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property.

F.  DISTRIBUTION RECORD DATE

     As of the close of business on the Distribution Record Date, the transfer registers for the Old Senior Secured Notes and the Old Senior Subordinated Notes and the equity register for the Old Common Stock of Oglebay will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Old Senior Secured Note Claim, Old Senior Subordinated Note Claim or Interest on account of Old Common Stock of Oglebay that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders who are holders of such Claims or Interests as of the close of business on the Distribution Record Date.

G.  MEANS OF CASH PAYMENTS

     Except as otherwise specified herein, Cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank; provided, however, that Cash payments to foreign holders of Allowed Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

H.  ESTABLISHMENT OF RESERVES

     The Reorganized Debtors may establish any cash reserves that they deem necessary or advisable to ensure that sufficient funds are available to make distributions to holders of Allowed Claims or otherwise to satisfy their obligations under the Plan.

I.  SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

  1.  TENDER OF OLD SENIOR SECURED NOTES AND OLD SENIOR SUBORDINATED NOTES

     Except as provided in Section VI.I.2 for lost, stolen, mutilated or destroyed Old Senior Secured Notes or Old Senior Subordinated Notes, each holder of any such note not held through book entry must tender such Note to the applicable Third Party Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the Third Party Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of such notes to act and the authenticity of any signatures required thereon. All surrendered Old Senior Secured Notes or Old Senior Subordinated Notes will be marked as canceled and delivered to Reorganized Oglebay.

  2. LOST, STOLEN, MUTILATED OR DESTROYED OLD SENIOR SECURED NOTES OR OLD SENIOR SUBORDINATED NOTES

     Any holder of an Allowed Old Senior Secured Note Claim or Allowed Old Senior Subordinated Note Claim with respect to which the underlying Old Senior Secured Note or Old Senior Subordinated Note has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such note, deliver to the applicable Disbursing Agent: (a) evidence satisfactory to the Third Party Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Third Party Disbursing Agent to hold the Third Party Disbursing Agent and the Reorganized Oglebay, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of such Note. Upon compliance with this Section VI.I.2 by a holder of an Allowed Old Senior Secured Note Claim or Allowed Old Senior

Subordinated Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable Old Senior Secured Note or Old Senior Subordinated Note, as the case may be.

  3. FAILURE TO SURRENDER OLD SENIOR SECURED NOTES OR OLD SENIOR SUBORDINATED NOTES

     Any holder of an Old Senior Secured Note or Old Senior Subordinated Note not held through book entry that fails to surrender or is deemed not to have surrendered the applicable note within two years after the Effective Date will have its right to distributions pursuant to the Plan on account thereof discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such case, any New Common Stock or Cash held for distribution on account thereof will be treated pursuant to the provisions set forth in Section VI.D.2.c.

  4.  TENDER OF OLD COMMON STOCK OF OGLEBAY

     Except as provided in Section VI.I.5 for lost, stolen, mutilated or destroyed Old Common Stock of Oglebay, each holder of any such Old Common Stock not held through book entry must tender such Old Common Stock to Reorganized Oglebay in accordance with a letter of transmittal to be provided to such holders by Reorganized Oglebay as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of such Old Common Stock to act and the authenticity of any signatures required thereon. All surrendered Old Common Stock of Oglebay will be marked as canceled and delivered to Reorganized Oglebay.

  5.  LOST, STOLEN, MUTILATED OR DESTROYED OLD COMMON STOCK OF OGLEBAY

     Any holder of an Allowed Interest on account of Old Common Stock of Oglebay with respect to which the underlying Old Common Stock of Oglebay certificate has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such certificate, deliver to Reorganized Oglebay: (a) evidence satisfactory to Reorganized Oglebay of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by Reorganized Oglebay to hold Reorganized Oglebay harmless from any damages, liabilities or costs incurred in treating such individual as a holder of such Old Common Stock. Upon compliance with this Section VI.I.5 by a holder of an Allowed Interest on account of Old Common Stock of Oglebay, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable stock certificate.

  6.  FAILURE TO SURRENDER OLD COMMON STOCK OF OGLEBAY

     Any holder of an Allowed Interest on account of Old Common Stock of Oglebay not held through book entry that fails to surrender or is deemed not to have surrendered the applicable stock certificate by the deadline to exercise the New Warrant will have its right to exercise the New Warrant or to receive distributions pursuant to the Plan on account of its Allowed Interest discharged and will be forever barred from asserting any such Interest or related Claims against the Reorganized Debtors or their respective property.

J.  COMPLIANCE WITH TAX REQUIREMENTS

     1. In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to applicable withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with those withholding and reporting requirements, including requiring recipients to fund the payment of such withholding as a condition to delivery.

     2. Notwithstanding any other provision of the Plan, each entity receiving a distribution of Cash, New Common Stock or New Warrants pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of the distribution, including income, withholding and other Tax obligations.

K.  SETOFFS

     Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of the Claim (before any distribution is made on account of the Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of the Allowed Claim; provided that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against the Claim holder.

                                  ARTICLE VII.

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.  TREATMENT OF DISPUTED CLAIMS

  1.  GENERAL PROCESS

     Except as otherwise provided in the Plan or a Final Order of the Bankruptcy Court (including the Confirmation Order), holders of Claims and Interests need not File proofs of Claim or Interests with the Bankruptcy Court. If a Debtor or Reorganized Debtor or any other party disputes any Claim, such dispute shall be determined by the Bankruptcy Court. A Debtor or Reorganized Debtor may elect, at its sole option, to File an objection to any Claim with the Bankruptcy Court on or before the Claims Objection Bar Date or such other applicable period of limitation fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to such Claims. All distributions on account of Disputed Claims resolved in accordance with this Section VII.A.1 shall be subject to and made in accordance with the Plan.

  2.  TORT CLAIMS

     Any Tort Claim that is not otherwise settled and resolved pursuant to
Section VII.A.1 shall be determined and liquidated in the administrative or judicial tribunal of appropriate jurisdiction without further relief from the Bankruptcy Court. All distributions on account of Tort Claims resolved in accordance with this Section VII.A.2 shall be subject to and made in accordance with the Plan. All claims, demands, rights, defenses and causes of action that the Debtors or the Reorganized Debtors may have against any person or entity in connection with or arising out of any Tort Claim are expressly retained and preserved.

  3.  DISPUTED INSURED CLAIMS

     The resolution of Disputed Insured Claims, including Tort Claims, pursuant to this Section VII.A shall be subject to the provisions of Section IV.F of the Plan.

  4.  NO DISTRIBUTIONS PENDING ALLOWANCE

     Notwithstanding any other provision of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim.

B.  PROSECUTION OF OBJECTIONS TO CLAIMS

  1.  OBJECTIONS TO CLAIMS

     All objections to Claims must be Filed and served on the holders of such Claims, and any amendment to the Schedules to reduce the scheduled Claim of such holder must be made by the Debtors, by the Claims Objection Bar Date. If an objection has not been Filed to a Claim or an amendment has not been made to the

Schedules with respect to a scheduled Claim by the Claims Objection Bar Date, the particular Claim will be treated as an Allowed Claim if such Claim has not been allowed earlier.

  2.  AUTHORITY TO PROSECUTE OBJECTIONS

     After the Confirmation Date, only the Debtors or the Reorganized Debtors will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

  3.  AUTHORITY TO AMEND SCHEDULES

     The Debtors or the Reorganized Debtors will have the authority to amend the Schedules with respect to any Claim and to make distributions based on such amended Schedules without approval of the Bankruptcy Court. If any such amendment to the Schedules reduces the amount of a Claim or changes the nature or priority of a Claim, the Debtor or Reorganized Debtor will provide the holder of such Claim with notice of such amendment and such holder will have 20 days to File an objection to such amendment with the Bankruptcy Court. If no such objection is Filed, the Debtor or Reorganized Debtor may proceed with distributions based on such amended Schedules without approval of the Bankruptcy Court.

C.  DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE ALLOWED

     No later than each Quarterly Distribution Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

                                 ARTICLE VIII.

                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

A.  SUBSTANTIVE CONSOLIDATION

     Pursuant to the Confirmation Order, the Bankruptcy Court will approve the substantive consolidation of the Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan. Pursuant to such order: (1) all assets and liabilities of the Debtors will be deemed merged; (2) all guarantees by one Debtor of the obligations of any other Debtor will be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors will be deemed to be one obligation of the consolidated Debtors; (3) each and every Claim Filed or to be Filed in the Chapter 11 Case of any of the Debtors will be deemed Filed against the consolidated Debtors and will be deemed one Claim against and a single obligation of the consolidated Debtors; and (4) Intercompany Claims that are not Administrative Claims will be eliminated and extinguished. Such substantive consolidation (other than for the purpose of implementing the Plan) will not affect (1) the legal and corporate structures of the Debtors, subject to the right of the Debtors to effect restructurings as provided in Section IV.B; and
(2) pre- and post-Effective Date guarantees that are required to be maintained
(a) in connection with contracts or leases that were entered into during the Chapter 11 Cases or Executory Contracts and Unexpired Leases that have been or will be assumed or (b) pursuant to the Plan.

B.  ORDER GRANTING SUBSTANTIVE CONSOLIDATION

     This Plan serves as a motion seeking entry of an order substantively consolidating the Debtors, as described and to the limited extent set forth in
Section VIII.A above. Unless an objection to such substantive consolidation is made in writing by any creditor or claimant affected by the Plan, Filed with the Bankruptcy

Court and served on the parties listed in Section XIII.G on or before the Voting Deadline, or such other date as may be fixed by the Bankruptcy Court, the substantive consolidation order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely Filed, a hearing with respect thereto will occur at the Confirmation Hearing. Notwithstanding this provision, nothing herein shall affect the obligation of each and every Debtor to pay quarterly fees to the Office of the United States Trustee in accordance with 28 U.S.C. sec. 1930.

                                  ARTICLE IX.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.  CONDITIONS TO CONFIRMATION

     The Bankruptcy Court will not be requested to enter the Confirmation Order, unless and until the following conditions have been satisfied or duly waived pursuant to Section IX.C:

     1. The Confirmation Order will be reasonably acceptable in form and substance to the Debtors and the Creditors' Committee and will include substantive consolidation of the Debtors as contemplated by Article VIII of the Plan.

     2. The Plan shall not have been materially amended, altered or modified from the Plan as Filed on April 27, 2004, unless such material amendment, alteration or modification has been made in accordance with Section XIII.C of the Plan.

     3. All Exhibits to the Plan are in form and substance reasonably satisfactory to the Debtors and the Creditors' Committee.

B.  CONDITIONS TO THE EFFECTIVE DATE

     The Effective Date will not occur, and the Plan will not be consummated unless and until the following conditions have been satisfied or duly waived pursuant to Section IX.C:

     1. The Bankruptcy Court shall have entered the Confirmation Order.

     2. The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan, including completion of the Restructuring Transactions and the other transactions contemplated by the Plan and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan.

     3. The documents effectuating the Confirmation Facility shall be in form and substance reasonably satisfactory to the Debtors and shall have been executed and delivered by the Reorganized Debtors, the Confirmation Facility Agent and each of the lenders under the Confirmation Facility.

     4. The Debtors shall have received at least $          from the issuance of
the New Preferred Stock.

     5. The Effective Date shall occur on or before September 15, 2004.

     6. The Plan and all Exhibits to the Plan shall not have been materially amended, altered or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Section XIII.C of the Plan.

C.  WAIVER OF CONDITIONS TO THE CONFIRMATION OR EFFECTIVE DATE

     The conditions to Confirmation and the conditions to the Effective Date may be waived in whole or part at any time by the Debtors without an order of the Bankruptcy Court.

D.  EFFECT OF NONOCCURRENCE OF CONDITIONS TO THE EFFECTIVE DATE

     If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section IX.C, then upon motion by the Debtors or any party in interest made before the time that each of such conditions has been satisfied and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is satisfied before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section IX.D, (1) the Plan will be null and void in all respects, including with respect to (a) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code, (b) the assumptions of Executory Contracts and Unexpired Leases pursuant to Section V.A.1 and (c) the releases described in Section IV.E.3; and (2) nothing contained in the Plan will (a) constitute a waiver or release of any claims by or against, or any Interest in, any Debtor or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

                                   ARTICLE X.

                                    CRAMDOWN

     The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that has not accepted or is deemed not to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

                                  ARTICLE XI.

                       DISCHARGE, TERMINATION, INJUNCTION
                            AND SUBORDINATION RIGHTS

A.  DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

  1.  COMPLETE SATISFACTION, DISCHARGE AND RELEASE

     Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from and after the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date and immediately after cancellation of the Old Common Stock of Oglebay: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of holders of Interests in the Debtors.

  2.  DISCHARGE AND TERMINATION

     In accordance with the foregoing, except as provided in the Plan, the Confirmation Order will be a judicial determination, as of the Effective Date and immediately after the cancellation of the Old Common Stock of Oglebay, but prior to the issuance of the New Common Stock, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of the holders of Interests in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest; provided, however, that, notwithstanding the extinguishment of any such judgment, the existence of a validly entered judgment may be treated as evidence of the entitlement to a

Claim in the Chapter 11 Cases, which Claim, subject to other applicable requirements, will be satisfied by the distribution, if any, provided under the Plan.

B.  INJUNCTIONS

  1.  CLAIMS ENJOINED

     Except as provided in the Plan or the Confirmation Order or agreed to by the Debtors or the Reorganized Debtors, as of the Effective Date all entities and persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of a holder of an Interest that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following enforcement actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against any Debtor, any Reorganized Debtor or its respective property, other than to enforce any right pursuant to the Plan to a distribution or to continue litigation related to Reinstated Tort Claims; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against any Debtor, any Reorganized Debtor or its respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against any Debtor, any Reorganized Debtor or its respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any Debtor or any Reorganized Debtor; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

  2.  ENFORCEMENT ENJOINED

     As of the Effective Date, all entities and persons that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding other than litigation related to Reinstated Tort Claims; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating other than litigation related to Reinstated Tort Claims, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

  3.  CONSENT TO INJUNCTION

     By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Section XI.B.1 and Section XI.B.2.

C. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

  1.  TERMINATION

     The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. Except as provided in Section XI.C.3 below, all subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

  2.  SETTLEMENT

     Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

  3.  PRESERVATION OF SUBORDINATION UNDER SECTION 510(B)

     Notwithstanding anything to the contrary contained in this Section XI.C, the provisions of section 510(b) of the Bankruptcy Code, to the extent applicable, are expressly preserved and shall be enforced pursuant to the Plan.

                                  ARTICLE XII.

                           RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:

     1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest (other than the liquidation of any Tort Claim in litigation that is Reinstated pursuant to the Plan), including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance, priority or classification of Claims or Interests;

     2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

     3. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract and Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

     4. Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

     5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Debtor or any Reorganized Debtor that may be pending on the Effective Date or brought thereafter;

     6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

     7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

     8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

     9. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

     10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

     11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

     12. Enter a final decree closing the Chapter 11 Cases;

     13. Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes;

     14. Recover all assets of the Debtors and their Estates, whenever located; and

     15. Hear any other matter not inconsistent with the Bankruptcy Code.

                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

A.  DISSOLUTION OF COMMITTEE

     On the Effective Date, the Creditors' Committee will dissolve, and the members of the Creditors' Committee and their respective Professionals will cease to have any role arising from or related to the Chapter 11 Case. The Professionals retained by the Creditors' Committee and the respective members thereof will not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for reasonable fees for services rendered, and actual and necessary expenses incurred, in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section III.A.1.f.ii.A.

B.  LIMITATION OF LIABILITY

     1. The Released Parties will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the Chapter 11 Cases or the consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, or any transaction proposed in connection with the Chapter 11 Cases or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection therewith; provided, however, that the foregoing provisions of this
Section XIII.B.1 will have no effect on: (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (b) the liability of any entity that would otherwise result from an such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

     2. Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Released Party for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases or the consideration, formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, or any transaction or document created or entered into, or any other act taken or omitted to be taken, in connection therewith, except for: (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (b) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

C.  MODIFICATION OF THE PLAN

     Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan before the Effective Date.

D.  REVOCATION OF THE PLAN

     The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any claims by or against, or any Interests in, any Debtor; (2) prejudice in any manner the rights of any Debtor or any other party in interest; or (3) constitute an admission of any sort by any Debtor or any other party in interest.

E.  SEVERABILITY OF PLAN PROVISIONS

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

F.  SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

G.  SERVICE OF DOCUMENTS

     Any pleading, notice or other document required by the Plan or the Confirmation Order to be served on or delivered to the Debtors, the Reorganized Debtors, the Ad Hoc Noteholders' Committee, the Second DIP Facility Agent or the Creditors' Committee must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

1.  THE DEBTORS AND THE REORGANIZED DEBTORS

   Daniel J. DeFranceschi (DE 2732)
    Paul N. Heath (DE 3704)
    RICHARDS, LAYTON & FINGER, P.A.
    One Rodney Square
    P.O. Box 551
    Wilmington, Delaware 19899
    (302) 651-7700 (Telephone)
    (302) 658-6548 (Facsimile)

         - and -

   David G. Heiman, Esq.
   Heather Lennox, Esq.
    Carl E. Black, Esq.
    JONES DAY
    North Point
    901 Lakeside Avenue
    Cleveland, Ohio 44114
    (216) 586-3939 (Telephone)
    (216) 579-0212 (Facsimile)

         - and -

    Michelle Morgan Harner
    JONES DAY
    77 West Wacker
    Chicago, Illinois 60601
    (312) 269-4289 (Telephone)
    (312) 782-8585 (Facsimile)

    (Counsel to the Debtors and Reorganized Debtors)

2.  THE AD HOC NOTEHOLDERS' COMMITTEE

   Bruce Bennett, Esq.
    HENNIGAN, BENNETT & DORMAN
    601 South Figueroa Street, Suite 3300
    Los Angeles, California 90017
    (213) 694-1012 (Telephone)
    (213) 694-1234 (Facsimile)

    (Counsel to the Ad Hoc Noteholders' Committee)

3.  THE SECOND DIP FACILITY AGENT

   Brendan Linehan Shannon, Esq. (DE 3136)
    Edward J. Kosmowski, Esq. (DE 3149)
    YOUNG CONAWAY STARGATT & TAYLOR, LLP
    The Brandywine Building
    1000 West Street
    P.O. Box 391
    Wilmington, Delaware 19899-0391
    (302) 571-6600 (Telephone)
    (302) 571-1253 (Facsimile)

         - and -

    Frederick L. Ragucci, Esq.
    James M. Peck, Esq.
    Andrew R. Gottesman, Esq.
    SCHULTE ROTH & ZABEL LLP
    919 Third Avenue
    New York, New York 10022
    (212) 756-2000 (Telephone)
    (212) 593-5955 (Facsimile)

    (Counsel to the Second DIP Facility Agent)

4.  THE CREDITORS' COMMITTEE

   Derek C. Abbott, Esq. (DE 3376)
    Jason W. Harbour, Esq. (DE 4176)
    MORRIS, NICHOLS, ARSHT & TUNNELL
    Chase Manhattan Centre, 18th Floor
    1201 North Market Street
    P.O. Box 1347
    Wilmington, Delaware 19899-1347
    (302) 658-9200 (Telephone)
    (302) 658-3989 (Facsimile)

         - and -

    Wendell H. Adair, Jr., Esq.
    Christopher R. Donoho III, Esq.
    A. Victor Glaser, Esq.
    STROOCK & STROOCK & LAVAN LLP
    180 Maiden Lane
    New York, New York 10038-4982
    (212) 806-5400 (Telephone)
    (212) 806-6006 (Facsimile)

    (Counsel to the Creditors' Committee)

Dated: April 27, 2004
                                          Respectfully submitted,

                                          ONCO INVESTMENT COMPANY, on its own
                                          behalf and on behalf of each affiliate
                                          Debtor

                                          By:     /s/ ROCHELLE F. WALK
                                            ------------------------------------
                                            Name:    Rochelle F. Walk
                                            Title:   Vice President and
                                                     Secretary

COUNSEL:

Daniel J. DeFranceschi (DE 2732)
Paul N. Heath (DE 3704)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
(302) 651-7700 (Telephone)
(302) 658-6548 (Facsimile)

-and -

David G. Heiman (OH 0038271)
Heather Lennox (OH 0059649)
Carl E. Black (OH 0069479)
JONES DAY
901 Lakeside Avenue
North Point
Cleveland, Ohio 44114
(216) 586-3939 (Telephone)
(216) 579 0212 (Facsimile)

Michelle Morgan Harner
JONES DAY
77 West Wacker
Chicago, Illinois 60601
(312) 269-4289 (Telephone)
(312) 782-8585 (Facsimile)

ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION

                        DEBTORS IN THE CHAPTER 11 CASES

                                 EXHIBIT I.A.25

ONCO Investment Company.....................................  Case No. 04 - 10558 (JBR)
Oglebay Norton Company......................................  Case No. 04 - 10559 (JBR)
Erie Navigation Company.....................................  Case No. 04 - 10560 (JBR)
Erie Sand Steamship Company.................................  Case No. 04 - 10562 (JBR)
Erie Sand and Gravel Company................................  Case No. 04 - 10561 (JBR)
GS Lime Company.............................................  Case No. 04 - 10572 (JBR)
GS PC, Inc..................................................  Case No. 04 - 10573 (JBR)
Global Stone Chemstone Corporation..........................  Case No. 04 - 10563 (JBR)
Global Stone Corporation....................................  Case No. 04 - 10564 (JBR)
Global Stone Filler Products, Inc...........................  Case No. 04 - 10565 (JBR)
Global Stone James River, Inc...............................  Case No. 04 - 10566 (JBR)
Global Stone Management Company.............................  Case No. 04 - 10567 (JBR)
Global Stone PenRoc, LP.....................................  Case No. 04 - 10568 (JBR)
Global Stone Portage, LLC...................................  Case No. 04 - 10569 (JBR)
Global Stone St. Clair, Inc.................................  Case No. 04 - 10570 (JBR)
Global Stone Tenn Luttrell Company..........................  Case No. 04 - 10571 (JBR)
Michigan Limestone Operations, Inc..........................  Case No. 04 - 10574 (JBR)
Mountfort Terminal Ltd......................................  Case No. 04 - 10575 (JBR)
ON Marine Services Company..................................  Case No. 04 - 10585 (JBR)
ONMS Management Company, LLC................................  Case No. 04 - 10587 (JBR)
ONTEX, Inc..................................................  Case No. 04 - 10588 (JBR)
Oglebay Norton Engineered Materials, Inc....................  Case No. 04 - 10576 (JBR)
Oglebay Norton Industrial Sands, Inc........................  Case No. 04 - 10577 (JBR)
Oglebay Norton Management Company...........................  Case No. 04 - 10578 (JBR)
Oglebay Norton Marine Management Company, L.L.C.............  Case No. 04 - 10579 (JBR)
Oglebay Norton Marine Services Company, L.L.C...............  Case No. 04 - 10580 (JBR)
Oglebay Norton Minerals, Inc................................  Case No. 04 - 10581 (JBR)
Oglebay Norton Specialty Minerals, Inc......................  Case No. 04 - 10582 (JBR)
Oglebay Norton Terminals, Inc...............................  Case No. 04 - 10583 (JBR)
On Coast Petroleum Company..................................  Case No. 04 - 10584 (JBR)
Onco WVA, Inc...............................................  Case No. 04 - 10586 (JBR)
Saginaw Mining Company......................................  Case No. 04 - 10589 (JBR)
Texas Mining, LP............................................  Case No. 04 - 10590 (JBR)
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